Exhibit 23





       Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-50042 and No. 333-30541) pertaining to the Amended and Restated 1990 Stock Option Plan and the Amended and Restated 1995 Stock Option Plan of SK Technologies Corporation of our report dated May 15, 1998, with respect to the consolidated financial statements of SK Technologies Corporation included in this Annual Report (Form 10-KSB) for the year ended March 31, 1998.



West Palm Beach, Florida
June 23, 1998